August 19, 2005	Contact Information:
For Immediate Release	Brad Bertouille
Chief Financial Officer
204-987-7104
Standard Aero Holdings, Inc. Announces Extension of Notes Exchange Offer
San Antonio, Tx/ WINNIPEG, MB — August 19, 2005
Standard Aero Holdings, Inc. announced today that it has extended the expiration date of its offer to exchange up to $200 million in aggregate principal amount of its registered 8 1/4% senior subordinated notes due 2014 for its outstanding unregistered 8 1/4% senior subordinated notes due 2014.
The exchange offer was scheduled to expire at 5:00 p.m. on Wednesday, August 24, 2005, but will now expire at 5:00 p.m. (New York City time) on Friday, August 26, 2005. As of the close of business on August 19, 2005, $200.0 million in aggregate principal amount of Standard Aero Holdings, Inc.’s outstanding unregistered 8 1/4% senior subordinated notes due 2014 had been tendered to the exchange agent by the holders thereof.
The exchange agent for the exchange offer is Wells Fargo Bank, National Association, Corporate Trust Operations, MAC N9303-121, P.O. Box 1517, Minneapolis, Minnesota. For information, call (800) 344-5128.